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                                                                    EXHIBIT 8.1



                                 June 12, 1998





WPS Resources Corporation
700 North Adams Street
P.O. Box 19001
Green Bay, WI  54307-9001

          Re:  WPS Resources Corporation and WPSR Capital Trust I
               Registration Statement on Form S-3

Gentlemen:

          As tax counsel to WPS Resources Corporation and WPSR Capital Trust I (the "Trust") in connection with the issuance of up to $50,000,000 of Preferred Securities of the Trust (the "Securities"), and assuming the operative documents for the Securities described in the Prospectus included in the Registration Statement to which this opinion is filed as an exhibit (the "Registration Statement") will be performed in accordance with the term described therein, we hereby confirm to you our opinion as set forth under the heading "United States Federal Income Taxation" in the Prospectus, subject to limitations set forth therein.

          Our opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or facts and circumstances surrounding the offering of the Securities, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any changes or inaccuracy that may occur or come to our attention.

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WPS Resources Corporation
June 12, 1998
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the heading "United States Federal Income Taxation" in the Registration Statement.

                                       Very truly yours,

                                       FOLEY & LARDNER



                                       By: /s/ Leonard S. Sosnowski
                                          -------------------------
                                               Leonard S. Sosnowski